Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-197812, 333-189347, 333-177763, 333-175506, 333-161542, 333-126819, 333-116095) of Polycom, Inc. of our report dated February 20, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

San Jose, California

February 20, 2015